Exhibit 10.3

                             UNITED COMMERCIAL BANK
                          CHANGE IN CONTROL AGREEMENT


         This AGREEMENT is made effective as of April 17, 1998 by and among United Commercial Bank (the "Institution"), a federally chartered savings institution, with its principal administrative office at 711 Van Ness Avenue, San Francisco, California 94102, __________________ ("Executive"), and UCBH Holdings, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware which is the holding company of the Institution.

         WHEREAS, the Institution recognizes the substantial contribution Executive has made to the Institution and wishes to protect Executive's position therewith for the period provided in this Agreement; and

         WHEREAS, Executive has agreed to serve in the employ of the Institution.

         NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.       TERM OF AGREEMENT.

         The period of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement and continuing at each anniversary date thereafter, the board of directors of the Institution (the "Board") may extend the Agreement for an additional year. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting.

2.       CHANGE IN CONTROL.

         (a) Upon the occurrence of a Change in Control of the Institution or the Holding Company (as herein defined) followed at any time during the term of this Agreement by the termination of Executive's employment, other than for Cause, as defined in Section 2(c) hereof, the provisions of Section 3 shall apply. Upon the occurrence of a Change in Control of the Institution of the Holding Company, Executive shall have the right to elect to voluntarily terminate his employment at any time during the term of this Agreement following any demotion, loss of title, office or significant authority, material reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 25 miles from its location unless such termination is because of death, permanent disability or Termination for Cause.


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         (b) For purposes of this Agreement, a "Change in Control" of the
Institution or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or (ii) results in a Change in Control of the Institution or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, or Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date of this Agreement (provided, that in applying the definition of change in control as set forth under the Rules and Regulations of the OTS, the Board shall substitute its judgment for that of the
OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Institution or the Holding Company representing 25% or more of the Institution's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Institution purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Institution or the Holding Company, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Institution or the Holding Company or similar transaction occurs in which the Institution or Holding Company is not the resulting entity.

         (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall mean termination because of an act or acts of gross misconduct, willful neglect of duties or commission of a felony or equivalent violation of law. For the purposes of this Section, no act, or the failure to act, on Executive's part shall be "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Bank or its affiliates. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after the Date of Termination for Cause. During the period beginning on the date of the Notice of Termination for Cause pursuant to Section 4 hereof through the Date of Termination for Cause, stock options and related limited rights granted to Executive under any stock option plan shall be exercisable only as to those options which have vested as of the Date of Termination for Cause. At the Date of Termination for Cause, any unvested stock options and related limited rights and unvested awards shall become null and void and shall not be exercisable by or delivered to Executive at any time subsequent to such Date of Termination for Cause.


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3.       TERMINATION BENEFITS.

         (a) Upon the occurrence of a Change in Control, followed at any time during the term of this Agreement by the termination of the Executive's employment due to: (1) Executive's dismissal or (2) Executive's voluntary termination pursuant to Section 2(a), unless such termination is due to Termination for Cause, the Institution and the Holding Company shall pay Executive, or in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, a sum equal to three (3) times Executive's highest annual compensation paid to Executive for the last three years preceding the Change in Control of the Holding Company or the Institution or such lesser number of years in the event that Executive shall have been employed by the Institution for less than three years. Such annual compensation shall exclude any bonus but shall include base salary, including any amounts of deferred compensation, commissions, contributions or accruals on behalf of Executive to any pension and profit sharing plan, benefits received or to be received under any stock-based benefit plan, severance payments, director or committee fees and fringe benefits paid or to be paid to the Executive in any such year and payment of any expense items without accountability or business purpose or that do not meet the Internal Revenue Service requirements for deductibility by the Bank. In consideration of the Termination Benefits, the Executive will not be entitled to receive any benefits under the Institution's severance policy applicable to all other employees. At the election of Executive, which election is to be made prior to a Change in Control, such payment shall be made in a lump sum. In the event that no election is made, payment to the Executive will be made on a monthly basis in approximately equal installments over a period of thirty-six (36) months.

         (b) Upon the occurrence of a Change in Control of the Institution or the Holding Company followed at any time during the term of this Agreement by Executive's voluntary or involuntary termination of employment, other than for Termination for Cause, the Institution shall cause to be continued life, medical and disability coverage substantially identical to the coverage maintained by the Institution or Holding Company for Executive prior to his severance, except to the extent such coverage may be changed in its application to all Institution or Holding Company employees on a nondiscriminatory basis. Such coverage and payments shall cease upon the expiration of thirty-six (36) full calendar months from the Date of Termination.

         (c) Notwithstanding the preceding paragraphs of this Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of the reduction required hereby among the Termination Benefits provided by the preceding paragraphs of this Section 3 shall be determined by Executive.


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4.       NOTICE OF TERMINATION.

         (a) Any purported termination by the Institution or by Executive in connection with a Change in Control shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the instance of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given); provided, however, that if a dispute regarding the Executive's termination exists, the "Date of Termination" shall be determined in accordance with Section 4(c) of this Agreement.

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, in the event that the Executive is terminated for reasons other than Termination for Cause, the Institution will continue to pay Executive his full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, his current annual salary) and continue him as a participant in all compensation, benefit and insurance plans in which he was participating when the notice of dispute was given, until the earlier of: (1) the resolution of the dispute in accordance with this Agreement; or (2) the expiration of the remaining term of this Agreement as determined as of the Date of Termination. Amounts paid under this Section 4(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

5.       SOURCE OF PAYMENTS.

         It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Institution. Further, the Holding Company guarantees such payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Institution are not timely paid or provided by the Institution, such amounts and benefits shall be paid or provided by the Holding Company. It is the intention of the parties that the Executive be entitled to the greater benefits and payments when construing this Agreement and the Agreement between the Executive and the Holding Company.


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6.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Institution and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

         Nothing in this Agreement shall confer upon Executive the right to continue in the employ of Institution or shall impose on the Institution any obligation to employ or retain Executive in its employ for any period.

7.       NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Institution and their respective successors and assigns.

8.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.       REQUIRED REGULATORY PROVISIONS.

         (a) The board of directors may terminate Executive's employment at any time, but any termination by the board of directors, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in
Section 2 hereinabove.


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         (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Institution's affairs by a notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(e)(3) or (g)(1)), the Institution's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Institution may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the obligations which were suspended.

         (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Institution's affairs by an order issued under Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. ss.1818(e)(4) or (g)(1)), all obligations of the Institution under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Institution is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations of the Institution under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Institution under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Director (or his or her designee) approves a supervisory merger to resolve problems related to operation of the Institution or when the Institution is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C. ss.1828(k) and any rules and regulations promulgated thereunder.

10.      REINSTATEMENT OF BENEFITS UNDER SECTION 9(b).

         In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Institution's affairs by a notice described in Section 9(b) hereof (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Institution will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Institution's receipt of a dismissal of charges in the Notice.


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11.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. In addition, references to the masculine shall apply equally to the feminine.

13.      GOVERNING LAW.

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of California but only to the extent not preempted by Federal law.

14.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Institution's main office, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.      PAYMENT OF COSTS AND LEGAL FEES.

         All reasonable costs and legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Institution (which payments are guaranteed by the Holding Company pursuant to Section 5 hereof) if Executive is successful pursuant to a legal judgment, arbitration or settlement.


16.      INDEMNIFICATION.

         (a) The Institution shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Federal law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Institution (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.


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         (b) Any payments made to Executive pursuant to this Section are subject to and conditional upon compliance with 12 C.F.R. ss.545.121 and any rules or regulations promulgated thereunder.

         (c) To the extent not afforded under the terms of a directors' and officers' liability insurance policy provided by the Holding Company or the Institution, the Institution will advance to Executive funds to defray the expenses, including attorneys fees and court costs, actually and reasonably incurred by Executive in connection with or arising out of any action, suit, or proceeding in which Executive may be involved by reason of Executive's service as a director or officer of the Institution, subject to Executive's undertaking to repay such advances if required in accordance with applicable state and Federal law.

         (d) By accepting the benefits of this Agreement, the Executive releases and discharges the Holding Company, the Institution, the directors, officers, agents, employees, consultants and affiliated and controlled companies (the "Related Parties"), from any and all claims, demands and causes of action arising out of or related to the Executive's employment with the Institution and/or Holding Company.

17.      SUCCESSOR TO THE INSTITUTION.

         The Institution shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Institution, expressly and unconditionally to assume and agree to perform the Institution's obligations under this Agreement, in the same manner and to the same extent that the Institution would be required to perform if no such succession or assignment had taken place.

18.      SEVERANCE PAYMENT.

         Notwithstanding the foregoing, in the event that at any time prior to a Change in Control (as defined in section 2(b) of this Agreement) the Executive's employment with the Bank or the Holding Company is terminated for reasons other than Termination for Cause, death, retirement (as defined in the Bank's qualified employee benefit plan) or permanent disability, the Executive shall be paid a severance payment equal to the highest annual compensation for the last three years or such lesser number of years in the event that Executive shall have been employed by the Institution for less than three years. Such payment shall be paid in a lump sum on the Date of Termination, unless the Executive elects prior to the Date of Termination for such payment to be paid in twelve equal monthly installments. The Institution and the Holding Company shall continue substantially identical medical and disability coverage for the Executive for a period of one year from the Date of Termination.


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                                   SIGNATURES

         IN WITNESS WHEREOF, United Commercial Bank and UCBH Holdings, Inc. have caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, on the ______ day of ____________, 1998.


ATTEST:                               United Commercial Bank


_______________________________       By: _____________________________________
                                          Tommy S. Wu
Secretary                                 President and Chief Executive Officer


SEAL




ATTEST:                               UCBH Holdings, Inc.
                                      (Guarantor)



______________________________        By: _____________________________________
                                          Tommy S. Wu
Secretary                                 President and Chief Executive Officer



SEAL




WITNESS:


__________________________________        ___________________________________

                                          Executive